                                                                    EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT
                             --------------------


     This EMPLOYMENT AGREEMENT (the "Agreement") effective as of May 24, 1996, by and between CellStar, Ltd., a Texas limited partnership, whose principal executive offices are in Carrollton, Texas (the "Employer"), CellStar Corporation, a Delaware corporation and parent company of Employer ("Parent"), and Richard M. Gozia (the "Executive").

                                R E C I T A L S
                                ---------------

     The Board of Directors of Parent has determined that it is in the best interests of Parent and Employer that Employer retain the Executive's services and reinforce and encourage the continued attention and dedication of members of Employer and Parent's management, including the Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of Parent or the assertion of claims and actions against employees.

     The parties recognize the increased risk of litigation and other claims being asserted against officers and directors of companies in today's environment.

     The Bylaws of Parent require Parent to indemnify its directors and officers to the full extent permitted by law.

     Costs, limits in coverage and availability of directors' and officers' liability insurance policies and developments in the application, amendment and enforcement of statutory and bylaw indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to directors and officers and have increased the difficulty of attracting and retaining qualified persons to serve as directors and officers.

     In recognition of the Executive's need for substantial protection against personal liability to enhance and induce the Executive's service to Employer and Parent in an effective manner and the Executive's reliance on the Bylaws, and in part to provide the Executive with specific contractual assurance that the protection promised by the Bylaws of Parent will be available to the Executive (regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of Parent's Board of Directors or acquisition transaction relating to Parent), Employer wishes to provide in this Agreement for the employment of the Executive and the indemnification of, and the advancing of expenses to, the Executive to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the coverage of the Executive under Parent's directors' and officers' liability insurance policies.

     Employer wishes to assure itself of the services of the Executive for the period provided in this Agreement and the Executive wishes to serve in the employ of the Employer on the terms and conditions hereinafter provided.

                                 A G R E E M E N T
                                 -----------------

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                   ARTICLE I

                                   EMPLOYMENT

          1.1  Employment.  Effective May 24, 1996, the Employer shall employ
               ----------
the Executive and the Executive shall accept employment by the Employer for the period and upon the terms and conditions contained in this Agreement.

          1.2  Office and Duties.
               -----------------

               (a) Position.  The Executive shall serve Employer as Executive
                   --------
          Vice President-Administration and Chief Financial Officer, and as a Director, of Parent, with authority, duties and responsibilities consistent with such offices (within the areas set forth on Exhibit
                                                                      -------
          A), and shall perform such other services for Employer, Parent and
          _
          their affiliated entities consistent with the position of Executive Vice President and Chief Financial Officer (within the areas set forth on Exhibit A) as may be reasonably assigned to him from time to
             ---------
          time by senior management of Employer and/or Parent and by the Board of Directors of Parent. Executive shall also accept election or appointment, and serve, as an officer and/or director of any affiliated entity of Employer and Parent, and perform the duties appropriate thereto (within the areas set forth on Exhibit A), without
                                                             ---------
          additional compensation other than as set forth herein. Executive's actions as Executive Vice President and Chief Financial Officer shall at all times be subject to the direction of the Board of Directors of Parent.

               (b) Commitment. Throughout the term of this Agreement, the
                   ----------
          Executive shall devote substantially all of his time, energy, skill and best efforts to the performance of his duties hereunder in a manner that will faithfully and diligently further the business and interests of Employer, Parent and their affiliated entities. Subject to the foregoing, the Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations that are disclosed to the Board of Directors of Parent and that will not materially affect the performance of the Executive's duties pursuant to this Agreement.

          1.3  Term.  The term of this Agreement shall commence on May 24, 1996
               ----
(the "Effective Date"), and shall end on May 24, 2001, unless earlier terminated as provided herein (the period from May 24, 1996, through May 24, 2001, or the date of such earlier termination, as applicable, is hereinafter referred to as the "Term").

          1.4  Compensation.
               ------------

               (a) Base Salary. Employer shall pay the Executive as compensation
                   -----------
          an aggregate salary ("Base Salary") of $250,000 per year during the Term, or such greater amount as shall be approved by the Compensation Committee of the Parent's Board of Directors. The Compensation Committee shall review the Executive's Base Salary at least annually. The Base Salary for each year shall be paid by Employer in accordance with the regular payroll practices of Employer.

               (b) Annual Incentive Payment. Each year during the Term, the
                   ------------------------
          Executive shall be eligible to receive an annual incentive payment (the "Annual Incentive Payment") determined in accordance with an annual incentive plan approved by the Compensation Committee of Parent's Board of Directors. The parties understand that, for the fiscal year ending in November 1996, the Executive will be entitled to earn an Annual Incentive Payment under Parent's Amended and Restated Annual Incentive Compensation Plan of not less than 50% of that portion of his base salary earned during such fiscal year, but not more than $120,000; provided that Parent achieves the earnings per share and other performance standards set forth in such plan and established by the Compensation Committee for such fiscal year.

               (c) Stock Options.  Executive shall be granted a stock option
                   -------------
          entitling him to purchase 50,000 shares of Parent's common stock at the reported market closing sales price thereof on the Effective Date of this Agreement (the "Initial Option"). The Initial Option shall become exercisable by the Executive at the rate of 12,500 shares per year during the Term; provided, however, that any unvested portion of
                                --------  -------
          the Initial Option shall immediately vest if the Executive's employment is terminated Without Cause (defined below) or for Company Breach (defined below) or as a result of a Change in Control (defined below). Unless earlier terminated in accordance with the terms of the related option agreement, the Initial Option, to the extent vested, shall be exercisable, in whole or in part, until 5:00 p.m., Dallas time, on May 23, 2006. The Initial Option shall be evidenced by a stock option agreement in the form attached hereto as Exhibit B. The parties agree that the Initial Option shall be construed as if such option were granted under the Parent's 1993 Amended and Restated Long-Term Incentive Plan (the "1993 Plan"). The Executive shall be eligible to receive additional stock options in amounts (if any) and on terms and conditions to be determined by the applicable committee of Parent's Board of Directors.


               (d) Life Insurance. During the Term and subject to the
                   --------------
          Executive's qualification under normal life insurance underwriting standards as of the date hereof and at any policy renewal date, the Employer shall provide, at Employer's expense, a term life insurance policy on the life of the Executive in a face amount equal to $1,250,000 for the benefit of such beneficiary or beneficiaries as may be designated from time to time by the Executive.

               (e) Disability Insurance. During the Term and subject to the
                   --------------------
          Executive's qualification under normal disability insurance underwriting standards as of the date hereof and at any policy renewal date, Employer shall provide, at Employer's expense, a disability insurance policy that will pay the Executive, pursuant to the terms of such policy, an annual disability benefit of $200,000 until the Executive reaches the age of 65.

               (f) Medical Expenses. During the Term, Employer shall pay, or
                   ----------------
          reimburse the Executive for, all medical and dental expenses incurred by the Executive or his spouse or Dependents (as defined in Section 152 of the Internal Revenue Code). The Executive acknowledges that Employer may enter into insurance agreements with respect to the payments and reimbursements descried in this subsection. The Executive will use reasonable efforts to assist Employer in recovering payments and reimbursements from such insurers.

               (g) Payment and Reimbursement of Expenses. During the Term,
                   -------------------------------------
           Employer shall pay or reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in performing his obligations under this Agreement in accordance with the policies and procedures of Employer for senior executive officers, provided that the Executive properly accounts therefor in accordance with the regular policies of Employer.

               (h) Fringe Benefits and Perquisites. During the Term, the
                   -------------------------------
          Executive shall be entitled to participate in or receive benefits under any stock purchase, profit-sharing, pension, retirement, life, medical, dental, disability or other plan or arrangement made available by Employer or Parent to senior executive officers, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement made available to the Executive shall be deemed to be in lieu of compensation hereunder.

               (i) Vacations. During the Term and in accordance with the regular
                   ---------
          policies of Employer, the Executive shall be entitled to the number of paid vacation days in each calendar year determined by Employer from time to time for its senior executive officers, but not less than four weeks in any calendar year (prorated in any calendar year in which the Executive is employed hereunder for less than the entire year in accordance with the number of days in such calendar year during which the Executive is so employed).

          1.5  Termination.
               -----------

               (a) Disability. Employer may terminate this Agreement for
                   ----------
          Disability. "Disability" shall exist if because of ill health, physical or mental disability, or any other reason beyond his control, and notwithstanding reasonable accommodations made by Employer, the Executive shall have been unable, unwilling or shall have failed to perform his duties under this Agreement, as determined in good faith by the Compensation Committee of Parent's Board of Directors, for a period of 180 consecutive days, or if, in any 12-month period, the Executive shall have been unable or unwilling or shall have failed to perform his duties for a period of 270 or more business days, irrespective of whether or not such days are consecutive.

               (b) Cause. Employer may terminate the Executive's employment for
                   -----
          Cause. Termination for "Cause" shall mean termination because of the Executive's (i) gross incompetence, (ii) willful gross misconduct that causes or is likely to cause material economic harm to Parent and its affiliated entities on a consolidated basis or that brings or is likely to bring substantial discredit to the reputation of Employer, Parent or any of their affiliated entities taken as a whole, (iii) failure to follow directions of Parent's Board of Directors that are consistent with his duties under this Agreement, (iv) final, nonappealable conviction of a felony involving moral turpitude, or (v) material breach of any provision of this Agreement. Items (i), (ii),
          (iii) and (v) of this subsection shall not constitute Cause unless Employer or Parent notifies the Executive thereof in writing, specifying in reasonable detail the basis therefor and stating that it is grounds for Cause. Furthermore, if Executive's actions are curable, items (i), (ii), (iii) and (v) of this subsection shall not constitute Cause unless the Executive fails to cure such matter within 60 days after such notice is sent or given under this Agreement. The Executive shall be permitted to respond and to defend himself before the Board of Directors of Parent or any appropriate committee thereof within a reasonable time after written notification of any proposed termination for Cause under items (i), (ii), (iii) or (v) of this subsection.

               (c) Without Cause.  During the Term, Employer may terminate the
                   -------------
          Executive's employment Without Cause, subject to the provisions of subsection 1.6(d) (Termination Without Cause or for Company Breach).
                             -----------------------------------------------
          Termination "Without Cause" shall mean termination of the Executive's employment by Employer other than termination for Cause or for Disability.

               (d) Company Breach.  The Executive may terminate his employment
                   --------------
          hereunder for Company Breach. For purposes of this Agreement a "Company Breach" shall be deemed to occur (i) in the event of a material breach of this Agreement by Employer or Parent, including without limitation any material reduction in the authority, duties and responsibilities that the Executive has on the Effective Date of this Agreement or (ii) if Executive's eligibility for a bonus in any fiscal year (provided that all performance standards established for him have been achieved) shall be, in terms of a percentage of base salary, any amount less than the percentage of base salary established for the Chief Executive Officer of Parent for such fiscal year, or (iii) if Executive's eligibility for bonus in any fiscal year shall be based on performance standards that are materially greater or different than those established for the Chief Executive Officer of Parent; provided,
                                                                       --------
          however, that the foregoing items shall not constitute Company Breach
          -------
          unless the Executive notifies Employer or Parent (as applicable) thereof in writing, specifying in reasonable detail the basis therefor and stating that it is grounds for Company Breach, and unless Employer or Parent fails to cure such Company Breach within 60 days after such notice is sent or given under this Agreement.

               (e) Change in Control. The Executive may terminate his employment
                   -----------------
          hereunder within 12 months of a Change in Control (defined below):

                   (i) "Change in Control" shall mean any of the following:

                       (1) any consolidation or merger of Parent in which Parent
                   is not the continuing or surviving corporation or pursuant to which shares of Parent's common stock would be converted into cash, securities or other property, other than a merger of Parent in which the holders of Parent common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                       (2) any sale, lease, exchange or other transfer (in one
                   transaction or a series of related transactions) of all or substantially all of the assets of Parent;

                       (3) any approval by the stockholders of Parent of any
                   plan or proposal for the liquidation or dissolution of Parent;

                       (4) the cessation of control (by virtue of their not
                   constituting a majority of directors) of Parent's Board of Directors by the individuals (the "Continuing Directors") who
                   (x) at the date of this Agreement were directors or (y) become directors after the date of this Agreement and whose election or nomination for election by Parent's stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Agreement or whose election or nomination for election was previously so approved); or

                       (5) (A) the acquisition of beneficial ownership
                   ("Beneficial Ownership"), within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of an aggregate of 15% or more of the voting power of Parent's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Exchange Act) who Beneficially Owned less than 10% of the voting power of Parent's outstanding voting securities on the Effective Date of this Agreement, (B) the acquisition of Beneficial Ownership of an additional 5% of the voting power of Parent's outstanding voting securities by any person or group who Beneficially Owned at least 10% of the voting power of Parent's outstanding voting securities on the Effective Date of this agreement, or (C) the execution by Parent and a stockholder of a contract that by its terms grants such stockholder (in its, hers or his capacity as a stockholder) or such stockholder's Affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933 (an "Affiliate")) including, without limitation, such stockholder's nominee to Parent's Board of Directors (in its, hers or his capacity as an Affiliate of such stockholder), the right to veto or block decisions or actions of Parent's Board of Directors; provided, however, that notwithstanding
                                       --------  -------
                   the foregoing, the events described in items (A), (B) or (C) above shall not constitute a Change in Control hereunder if the acquiror is
                   (aa) Alan H. Goldfield or his Affiliates, (bb) a trustee or other fiduciary holding securities under an employee benefit plan of Employer, Parent or one of their affiliated entities and acting in such capacity, (cc) a corporation owned, directly or indirectly, by the stockholders of Parent in substantially the same proportions as their ownership of voting securities of Parent or (dd) a person or group meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) under the Exchange Act or (ee) in the case of an acquisition described in items (A) or (B) above (but not in the case of an acquisition described in item (C) above), any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; provided further, however that none of the following shall
                   -------- -------  -------
                   constitute a Change in Control: (aa) the right of the holders of any voting securities of Parent to vote as a class on any matter or (bb) any vote required of disinterested or unaffiliated directors or stockholders including, without limitation, pursuant to Section 144 of the Delaware General Corporation Law or Rule 16b-3 promulgated pursuant to the Exchange Act.

                       (6) subject to applicable law, in a Chapter 11 bankruptcy
                   proceeding, the appointment of a trustee or the conversion of a case involving Parent to a case under Chapter 7.

               (f) Without Good Reason. During the Term, the Executive may
                   -------------------
          terminate his employment Without Good Reason. Termination "Without Good Reason" shall mean termination of the Executive's employment by the Executive other than termination for Company Breach.

               (g) Explanation of Termination of Employment. Any party
                   ----------------------------------------
          terminating this Agreement shall give prompt written notice ("Notice of Termination") to the other party hereto advising such other party of the termination of this Agreement. Within thirty (30) days after notification that the Agreement has been terminated, the terminating party shall deliver to the other party hereto a written explanation (the "Explanation of Termination of Employment"), which shall state in reasonable detail the basis for such termination and shall indicate whether termination is being made for Cause, Without Cause or for Disability (if Employer has terminated the Agreement) or for Company Breach, upon a Change in Control or Without Good Reason (if the Executive has terminated the Agreement).

               (h) Date of Termination. "Date of Termination" shall mean the
                   -------------------
          date on which Notice of Termination is sent or given under this Agreement.

          1.6  Compensation During Disability or Upon Termination.
               --------------------------------------------------

               (a) During Disability. During any period that the Executive fails
                   -----------------
          to perform his duties hereunder because of ill health, physical or mental disability, or any other reason beyond his control, he shall continue to receive his full salary and benefits pursuant to Section 1.4 (Compensation) until the
                                                       ------------
          Date of Termination.

               (b) Termination for Disability. If Employer shall terminate the
                   --------------------------
          Executive's employment for Disability, Employer's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall
                                                       ------------
          terminate, except that Employer shall pay the Executive (i) accrued but unpaid salary and benefits pursuant to Section 1.4 (Compensation)
                                                                  ------------
          through the Date of Termination, and (ii) the benefits set forth in
          Section 1.6(f) (Employee Benefits). The Employer also shall make any
                          -----------------
          additional payments necessary to provide the disability benefits set forth in Section 1.4(e) (Disability Insurance) above.
                                   --------------------

               (c) Termination for Cause or Without Good Reason. If Employer
                   --------------------------------------------
          shall terminate the Executive's employment for Cause or if the Executive shall terminate his employment Without Good Reason, then Employer's obligation to pay salary and benefits pursuant to Section
          1.4 (Compensation) shall terminate, except that Employer shall pay the
               ------------
          Executive his accrued but unpaid salary and benefits pursuant to
          Section 1.4 (Compensation) through the Date of Termination.
                       ------------

               (d) Termination Without Cause or for Company Breach. If Employer
                   -----------------------------------------------
          shall terminate the Executive's employment Without Cause or if the Executive shall terminate his employment for Company Breach, then Employer shall pay to the Executive, as severance pay in a lump sum on the 15th day following the Date of Termination, the following amounts:

                       (i) his then-unpaid Base Salary through the Date of
                   Termination at the rate in effect as of the Date of Termination; and

                       (ii) in lieu of any further Base Salary and Annual
                   Incentive Payments for periods subsequent to the Date of Termination, an amount equal to the product of (A) the sum of the Executive's Base Salary at the rate in effect as of the Date of Termination, plus the average Annual Incentive Payment paid to the Executive during the preceding two (2) years (or such shorter period for which any Annual Incentive Payment has been paid), divided by 365, and multiplied by (B) the number of days from the Date of Termination to May 24, 2001.

          In addition, the Executive will be entitled to a prorated Annual Incentive Payment for the fiscal year in which his employment is terminated, if earned in accordance with the terms of its grant.

                   If the Executive terminates his employment for Company Breach based upon a material reduction by Employer of the Executive's Base Salary, then for purposes of this subsection 1.6(d) (Termination
                                                               -----------
          Without Cause or for Company Breach), the Executive's Base Salary as
          -----------------------------------
          of the Date of Termination shall be deemed to be the Executive's Base Salary immediately prior to the reduction that the Executive claims as grounds for Company Breach.

               (e) Termination Upon a Change in Control. If the Executive
                   ------------------------------------
          terminates his employment after a Change in Control pursuant to subsection 1.5(e) (Change in Control), then Employer shall pay to the
                             -----------------
          Executive as severance pay and as liquidated damages (because actual damages are difficult to ascertain), in a lump sum, in cash, within 15 days after termination, an amount equal to $100 less than three times the Executive's "annualized includable compensation for the base period" (as defined in Section 280G of the Internal Revenue Code of
          1986); provided, however, that if such lump sum severance payment,
                 --------  -------
          either alone or together with other payments or benefits, either cash or non-cash, that the Executive has the right to receive from Employer, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to the Executive under any plan for the benefit of employees, would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986), then such lump sum severance payment or other benefit shall be reduced to the largest amount that will not result in receipt by the Executive of a parachute payment. The determination of the amount of the payment described in this subsection shall be made by Parent's independent auditors.

               (f) Employee Benefits. Unless Employer terminates the Executive's
                   -----------------
          employment for Cause or the Executive terminates his employment Without Good Reason, Employer shall maintain in full force and effect (to the extent consistent with past practice), for the continued benefit of the Executive and, if applicable, his wife and children, the employee benefits set forth in subsections 1.4(d) (Life
                                                                 ----
          Insurance), 1.4(e) (Disability Insurance), 1.4(f) (Medical Expenses)
          ---------           --------------------           ----------------
          and 1.4(h) (Fringe Benefits and Perquisites) above that he was
                      -------------------------------
          entitled to receive immediately prior to the Date of Termination (subject to the general terms and conditions of the plans and programs under which he receives such benefits) for the balance of the Term or for the period provided for under the terms and conditions of such plans and programs, whichever is longer, provided that his continued participation or, if applicable, the participation of his wife and children, is possible under the general terms and conditions of such plans and programs.

               (g) No Mitigation. The Executive shall not be required to
                   -------------
          mitigate the amount of any payment provided for in this Section 1.6 (Compensation During Disability or Upon Termination) by seeking other
           --------------------------------------------------
          employment or otherwise.

          1.7  Death of Executive.   If the Executive dies prior to the
               ------------------
expiration of this Agreement, the Executive's employment and other obligations under this Agreement shall automatically terminate and all compensation, to which the Executive is or would have been entitled hereunder (including without limitation under subsections 1.4(a) (Base Salary) and 1.4(b) (Annual Incentive
                                     -----------              ----------------
Payment)), shall terminate as of the end of the month in which the Executive's
- -------
death occurs; provided, however, that (i) Employer shall pay to the Executive's
              --------  -------
estate, as soon as practicable, a prorated Annual Incentive Payment, if earned in accordance with Parent's annual incentive plan; (ii) for the balance of the Term, the Executive's wife and children shall be entitled to receive their benefits under Employer's group hospitalization, medical and dental plans (if any); (iii) the Executive's estate or named beneficiary or beneficiaries, as appropriate, shall receive the benefits payable pursuant to subsection 1.4(d) (Life Insurance) and 1.4(h)
 --------------

(Fringe Benefits and Perquisites) hereof and such reimbursement as may have been
 --------------------------------
due to the Executive pursuant to subsection 1.4(g) (Payment and Reimbursement of
                                                    ----------------------------
Expenses) hereof.
- --------

                                   ARTICLE 2

                      NON-COMPETITION AND CONFIDENTIALITY

          2.1  Non-Competition.
               ---------------

               (a) Description of Proscribed Actions. During the Term and for a
                   ---------------------------------
          period of two (2) years thereafter, in consideration for the obligations of Employer and Parent hereunder, including without limitation their disclosure (pursuant to subsection 2.2(b) (Obligation
                                                                      ----------
          of The Company) below) of Confidential Information and Parent's
          --------------
          agreement to indemnify the Executive (pursuant to Article 3 (Indemnification) hereof), the Executive shall not:
          ---------------

                   (i) directly or indirectly, engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with, or render services or advice to, any Competing Business (defined below); provided, however, that the
                                                   --------  -------
               Executive may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if (x) such securities are listed on any national or regional securities exchange or have been registered under
               Section 12(g) of the Exchange Act and (y) the Executive does not beneficially own (as defined Rule 13d-3 promulgated under the Exchange Act) in excess of 5% of the outstanding capital stock of such enterprise;

                   (ii) directly or indirectly, either as principal, agent,
               independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away any suppliers, customers or clients of the Company or any of its Affiliates; or

                   (iii) directly or indirectly, either as principal, agent,
               independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, either (i) hire, attempt to hire, contact or solicit with respect to hiring, any employee of Employer or Parent or any Affiliate thereof, (ii) induce or otherwise counsel, advise or encourage any employee of Employer, Parent or any Affiliate thereof to leave the employment of Employer, Parent or any Affiliate thereof, or (iii) induce any representative or agent of Employer, Parent or any Affiliate thereof to terminate or modify its relationship with Employer, Parent or such Affiliate.

               (b) Judicial Modification. The Executive agrees that if a court
                   ---------------------
          of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 2.1 (Non-Competition) is overly restrictive and unenforceable, the court
           ---------------
          may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this
          Section 2.1 (Non-Competition) shall remain in full force and effect.
                       ---------------
          The Executive further agrees that if a court of competent jurisdiction determines that any provision of this Section 2.1 (Non-Competition) is
                                                             ---------------
          invalid or against public policy, the remaining provisions of this
          Section 2.1 (Non-Competition) and the remainder of this Agreement
                       ---------------
          shall not be affected thereby, and shall remain in full force and effect.

               (c) Nature of Restrictions. The Executive acknowledges that the
                   ----------------------
          business of Employer and Parent and their Affiliates is international in scope and that the Restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect Employer's, Parent's and their Affiliates' investment in their businesses and the goodwill thereof. The Executive acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Executive has been or will be engaged in the business of Employer, Parent and/or their Affiliates, and the Executive's relationship with the suppliers, customers and clients of Employer, Parent and their Affiliates. The Executive further acknowledges that the restrictions contained herein are not burdensome to the Executive in light of the consideration paid therefor and the other opportunities that remain open to the Executive. Moreover, the Executive acknowledges that he has other means available to him for the pursuit of his livelihood.

               (d) Competing Business. "Competing Business" shall mean any
                   ------------------
          individual, business, firm, company, partnership, joint venture, organization, or other entity engaged in the wholesale distribution or retail sales of wireless communication equipment in any domestic or international market area in which Employer, Parent or any of their Affiliates does business at any time during the Executive's employment with Employer or any of its Affiliates.


          2.2  Confidentiality.  For the purposes of this Section 2.2
               ---------------
(Confidentiality), the term "the Company" shall be construed also to include any
- ----------------
and all Affiliates of Employer and Parent.

               (a) Confidential Information. "Confidential Information" shall
                   ------------------------
          mean information that is used in the Company's business and

                   (i) is proprietary to, about or created by the Company;

                   (ii) gives the Company some competitive advantage, the
               opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company;

                   (iii) is not typically disclosed to non-employees by the
               Company, or otherwise is treated as confidential by the Company;
               or

                   (iv) is designated as Confidential Information by the Company or from all the relevant circumstances should reasonably be assumed by the Executive to be confidential to the Company.

          Confidential Information shall not include information publicly known (other than as a result of a disclosure by the Executive). The phrase "publicly known" shall mean readily accessible to the public in a written publication and shall not include information that is only available by a substantial searching of the published literature or information the substance of which must be pieced together from a number of different publications and sources, or by focused searches of literature guided by Confidential Information.

               (b) Obligation of The Company. During the Term, the Company shall
                   -------------------------
          provide access to, or furnish to, the Executive Confidential Information of the Company necessary to enable the Executive properly to perform his obligations under this Agreement.

               (c) Non-Disclosure. The Executive acknowledges, understands and
                   --------------
          agrees that all Confidential Information, whether developed by the Company or others or whether developed by the Executive while carrying out the terms and provisions of this Agreement (or previously while serving as an officer of the Company), shall be the exclusive and confidential property of the Company and (i) shall not be disclosed to any person other than employees of the Company and professionals engaged on behalf of the Company, and other than disclosure in the scope of the Company's business in accordance with the Company's policies for disclosing information, (ii) shall be safeguarded and kept from unintentional disclosure and (iii) shall not be used for the Executive's personal benefit. Subject to the terms of the preceding sentence, the Executive shall not use, copy or transfer Confidential Information other than as is necessary in carrying out his duties under this Agreement.

          2.3  Injunctive Relief.  Because of the Executive's experience and
               -----------------
reputation in the industries in which Employer, Parent and their Affiliates operate, and because of the unique nature of the Confidential Information, the Executive acknowledges, understands and agrees that Employer and Parent will suffer immediate and irreparable harm if the Executive fails to comply with any of his obligations under Article 2 (Non-Competition and Confidentiality) of this
                                    -----------------------------------
Agreement, and that monetary damages will be inadequate to compensate Employer and Parent for such breach. Accordingly, the Executive agrees that Employer and Parent shall, in addition to any other remedies available to them at law or in equity, be entitled to injunctive relief to enforce the terms of Article 2 (Non-
                                                                            ---
Competition and Confidentiality), without the necessity of proving inadequacy of
- -------------------------------
legal remedies or irreparable harm.

                                 ARTICLE 3

                                INDEMNIFICATION

          3.1  Basic Indemnification Arrangement.
               ---------------------------------

               (a) Indemnity. If the Executive was, is or becomes a party to or
                   ---------
          witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim (defined below) by reason of (or arising in part out of) an Indemnifiable Event (defined below), Parent shall indemnify the Executive to the fullest extent permitted by law, as soon as practicable but in any event no later than thirty days after written demand is presented to Parent, against any and all Expenses (defined below), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges actually incurred and paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by the Executive, Parent shall advance (within two business days of such request) any and all Expenses to the Executive (an "Expense Advance"); provided,
                                                                    --------
          however, that Parent may require the Executive first to deliver to
          -------
          Parent an undertaking by or on behalf of the Executive to repay such Expense Advance if it shall ultimately be determined that he is not entitled to be indemnified by Parent.

               (b) Conditions. Notwithstanding the foregoing, (i) the
                   ----------
          obligations of Parent under subsection 3.1(a) (Indemnity) shall be
                                                         ---------
          subject to the condition that the Reviewing Party (defined below) shall not have determined (in a written opinion, in any case in which the special, independent counsel referred to in subsection 3.1(c) (Independent Counsel) hereof is involved) that the Executive would not
           -------------------
          be permitted to be indemnified under applicable law, and (ii) the obligation of Parent to make an Expense Advance pursuant to subsection 3.1(a) (Indemnity) shall be subject to the condition that, if, when
                  ---------
          and to the extent that the Reviewing Party determines that the Executive would not be permitted to be so indemnified under applicable law, Parent shall be entitled to be reimbursed by the Executive (who hereby agrees to reimburse Parent) for all such amounts theretofore paid; provided, however, that if the Executive commences legal
                --------  -------
          proceedings in a court of competent jurisdiction to secure a determination that the Executive should be indemnified under applicable law, any determination made by the Reviewing Party that the Executive would not be permitted to be indemnified under applicable law shall not be binding and the Executive shall not be required to reimburse Parent for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has been no determination by the Reviewing Party or if the Reviewing Party determines that the Executive substantively would not be permitted to be indemnified in whole or in part under applicable law, the Executive shall have the right to commence litigation in any court in the State of Texas having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and Parent hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on Parent and the Executive.

               (c) Independent Counsel. If the determination of entitlement to
                   -------------------
          indemnification is to be made by Independent Counsel (defined below), the Independent Counsel shall be selected as provided in this subsection 3.1(c) (Independent Counsel). The Independent Counsel shall
                             -------------------
          be selected by majority vote of a quorum of Disinterested Directors (defined below), and Parent shall give written notice to the Executive advising him of the identity of the Independent Counsel so selected. The Executive may, within seven days after receipt of the written notice, deliver to Parent a written objection to the selection. His objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel as defined in subsection 3.1(h) (Independent Counsel
                                                   -------------------
          Definition) below, and the objection shall set forth with
          ----------
          particularity the factual basis of the assertion. If written objection is made, the Independent Counsel so selected shall be disqualified. If, within 20 days after submission by the Executive of a demand for indemnification pursuant to subsection 3.1(a) (Indemnity) of this
                                                         ---------
          Agreement, no Independent Counsel shall have been selected, or if selected shall have been objected to, in accordance with this subsection 3.1(c) (Independent Counsel), either Parent or the
                             -------------------
          Executive may petition a court of competent jurisdiction in the State of Texas for the appointment as Independent Counsel of a person selected by that court or by any other person that court shall designate, and the person so appointed shall act as Independent Counsel. Parent shall pay all reasonable fees and expenses incident to the procedures of this subsection 3.1(c) (Independent Counsel),
                                                    -------------------
          regardless of the manner in which the Independent Counsel was selected or appointed. Parent shall pay the reasonable fees and expenses of the Independent Counsel and shall indemnify fully the Independent Counsel against any and all expenses (including attorneys' fees) claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

               (d) Claim. "Claim" shall mean any threatened, pending or
                   -----
          completed action, suit or proceeding, any inquiry or investigation, or any appeal therefrom whether conducted by Parent or any other party, that the Executive in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

               (e) Indemnifiable Event. "Indemnifiable Event" shall mean any
                   -------------------
          event or occurrence related to the fact that the Executive is or was serving Parent in some capacity, including without limitation, as a director, officer, employee, agent (including trustee) or fiduciary of Parent or of another corporation, partnership, joint venture, trust or other enterprise, or by reason of anything done or not done by the Executive in any such capacity.

               (f) Expenses. "Expenses" shall include attorneys' fees and all
                   --------
          other costs, expenses and obligations actually incurred and paid in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

               (g) Reviewing Party. "Reviewing Party" shall mean a quorum of
                   ---------------
          Parent's Board of Directors consisting of Disinterested Directors or, if such a quorum is not obtainable or if such a quorum so directs, Independent Counsel. Any decision by such a quorum must be by a majority vote of the quorum.

               (h) Independent Counsel Definition. "Independent Counsel" shall
                   ------------------------------
          mean a law firm, or a member of a law firm, that is experienced in matters of Delaware corporate law and neither is, nor in the past five years has been, retained to represent Parent or the Executive in any matter material to either such party or any other party to the Claim relating to an Indemnifiable Event. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either Parent or the Executive in an action to determine the Executive's rights under this Agreement.

               (i) Disinterested Director. "Disinterested Director" shall mean a
                   ----------------------
          director of Parent who is not and was not at any time a party to a Claim relating to an Indemnifiable Event.

          3.2  Notification and Defense of Claim.
               ---------------------------------

               (a) Notification. Promptly after receipt by the Executive of
                   ------------
          notice of the commencement of any Claim, the Executive will, if a claim for indemnification in respect thereof is to be made against Parent under this Agreement, notify Parent of the commencement thereof; but the omission to notify Parent will not relieve it from any liability which it may have to the Executive otherwise than under this Agreement.

               (b) Defense. With respect to any Claim as to which the Executive
                   -------
          notifies Parent of the commencement thereof, Parent will be entitled to participate therein at its own expense. Except as otherwise provided below, to the extent that it may wish, Parent jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to the Executive. After notice from Parent to the Executive of its election to assume the defense thereof, Parent will not be liable to the Executive under this Agreement for any legal or other expenses subsequently incurred by the Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Executive shall have the right to employ counsel in such Claim, but the fees and expenses of such counsel incurred after notice from Parent of its assumption of the defense thereof shall be at the expense of the Executive unless (i) the employment of counsel by the Executive has been authorized by Parent, (ii) the Executive shall have reasonably concluded that there may be a conflict of interest between Parent and the Executive in the conduct of the defense of such Claim or (iii) Parent shall not in fact have employed counsel to assume the defense of such Claim, in each of which cases the fees and expenses of counsel shall be borne by Parent. Parent shall not be entitled to assume the defense of any Claim brought by or on behalf of Parent or as to which the Executive shall have reasonably made the conclusion provided for in (ii) above.

               (c) Settlements. Parent shall not be liable to indemnify the
                   -----------
          Executive under this Agreement for any amounts paid in settlement of any Claim made without its written consent. Parent shall not settle any Claim in any manner that would impose any penalty or limitation on the Executive without the Executive's written consent. Neither Parent nor the Executive will unreasonably withhold their consent to any proposed settlement.

          3.3  Establishment of Trust.
               ----------------------

               (a) Trust Creation and Terms. In the event of a Change in Control
                   ------------------------
          or a Potential Change in Control (defined below), as the case may be, Parent shall, upon written request by the Executive, promptly create a trust (the "Trust") for the benefit of the Executive and from time to time upon written request of the Executive shall fund such Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request, and any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party, in any case in which the Independent Counsel referred to above is involved. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Executive, (ii) the Trustee shall advance, within two business days of a request by the Executive, any and all Expenses to the Executive (and the Executive hereby agrees to reimburse the Trust under the circumstances under which the Executive would be required to reimburse Parent under Section 3.1 (Basic Indemnification Arrangement) of this
                                    ---------------------------------
          Agreement), (iii) the Trust shall continue to be funded by Parent in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Executive all amounts for which the Executive shall be entitled to indemnification or advancement of expenses pursuant to this Agreement or otherwise, and (v) all unexpended funds in such Trust shall revert to Parent upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Executive has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Executive. Nothing in this Section 3.3 (Establishment of Trust) shall relieve Parent of any of its obligations under this Agreement.

               (b) Potential Change in Control. A "Potential Change in Control"
                   ---------------------------
          shall be deemed to have occurred if (i) Parent enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including Parent) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or
          (iii) the Parent's Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          3.4  Indemnification for Additional Expenses.  Parent shall indemnify
               ---------------------------------------
the Executive against any and all expenses (including attorneys' fees) and, if requested by the Executive, shall (within two business days of such request) advance such expenses to the Executive, which are incurred by the Executive in connection with any claim asserted against or action brought by the

Executive for (i) indemnification or advance payment of Expenses by Parent under this Agreement or any other agreement or Parent bylaw now or hereafter in effect relating to claims for Indemnifiable Events or (ii) recovery under any directors' and officers' liability insurance policies maintained by Parent, regardless of whether the Executive ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

          3.5  Partial Indemnity, Etc.  If the Executive is entitled under any
               -----------------------
provision of this Agreement to indemnification by Parent for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, Parent shall nevertheless indemnify the Executive for the portion thereof to which the Executive is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Executive has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Executive shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether the Executive is entitled to be indemnified hereunder the burden of proof shall be on Parent to establish that the Executive is not so entitled.

          3.6  No Presumption.  For purposes of this Agreement, the termination
               --------------
of any Claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Executive did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

          3.7  Non-exclusivity.  The rights of the Executive hereunder shall be
               ---------------
in addition to any other rights the Executive may have under Parent's bylaws, pursuant to resolutions or determinations of Parent's Board of Directors or stockholders, under the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under Parent's bylaws and this Agreement, it is the intent of the parties hereto that the Executive shall enjoy by this Agreement the greater benefits so afforded by such change.

          3.8  Liability Insurance.  To the extent Parent maintains an insurance
               -------------------
policy or policies providing directors' and officers' liability insurance, the Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Parent employee.

                                   ARTICLE 4

                                 MISCELLANEOUS

          4.1  Period of Limitations.  No legal action shall be brought and no
               ---------------------
cause of action shall be asserted by or on behalf of Employer or Parent or any of their Affiliates against the Executive, the Executive's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of Employer or Parent or any Affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

          4.2  Counterparts.   This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          4.3  Indulgences, Etc.   Neither the failure nor any delay on the part
               -----------------
of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

          4.4  Executive's Sole Remedy.  The Executive's sole remedy shall be
               -----------------------
against Employer or Parent for any claim, liability or obligation of any nature whatsoever arising out of or relating to this Agreement or an alleged breach of this Agreement or for any other claim arising out of the Executive's employment by Employer, his service to Employer or its Affiliates, any indemnification obligation of Parent or the termination of the Executive's employment hereunder (collectively, "Executive Claims"). The Executive shall have no claim or right of any nature whatsoever against any of Employer's or its Affiliates' directors, former directors, officers, former officers, employees, former employees, stockholders, former stockholders, agents, former agents or the Independent Counsel in their individual capacities arising out of or relating to any Executive Claim. The Executive hereby releases and covenants not to sue any person other than Employer or Parent over any Executive Claim. The persons described in this Section 4.4 (other than Employer, Parent and the Executive) shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Section 4.4 (Executive's Sole Remedy) against the Executive.
                               -----------------------

          4.5  Notices.   All notices, requests, demands and other
               -------
communications required or permitted under this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made and received when sent by telecopy (with a copy sent by mail) or when personally delivered or one business day after it is sent by overnight service, addressed as set forth below:

          If to the Executive:





          If to Employer or Parent:

                 CellStar Corporation
                 1730 Briercroft Court
                 Carrollton, Texas  75006
                 Attn:  General Counsel

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subsection for the giving of notice, which shall be effective only upon receipt.

          4.6  Provisions Separable.  The provisions of this Agreement are
               --------------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          4.7  Entire Agreement.   This Agreement contains the entire
               ----------------
understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained, which shall be deemed terminated effective immediately. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

          4.8  Headings; Index.   The headings of paragraphs and Index of
               ---------------
Defined Terms herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          4.9  Governing Law.   This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of Texas, without giving effect to principles of conflict of laws; provided, however, that questions
                                          --------  -------
regarding Parent's ability to indemnify and advance expenses pursuant to Article 3 (Indemnification) shall be governed by the Delaware General Corporation Law.
   ---------------

          4.10  Dispute Resolution.  Subject to Employer's and Parent's right to
                ------------------
seek injunctive relief in court as provided in Section 2.3 (Injunctive Relief)
                                                            -----------------
of this Agreement and the Executive's right to seek a judicial determination that the Executive should be indemnified by Parent (as provided in subsection 3.1(b) (Conditions) of this Agreement), any dispute, controversy or claim
        ----------
arising out of or in relation to or connection to this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and any party may submit such dispute, controversy or claim, including a claim for indemnification under this Section 4.10 (Dispute
                                                                      -------
Resolution), to arbitration.
- ----------

               (a) Arbitrators. The arbitration shall be heard and determined by
                   -----------
          one arbitrator, who shall be impartial and who shall be selected by mutual agreement of the parties; provided, however, that if the
                                           --------  -------
          dispute involves more than $2,000,000, then the arbitration shall be heard and determined by three (3) arbitrators. If three (3) arbitrators are necessary as provided above, then (i) each side shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration and (ii) the party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last party-appointed arbitrator. If (x) the parties cannot agree on the sole arbitrator, (y) one party refuses to appoint its party-appointed arbitrator within said thirty (30) day period or (z) the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal, then the appointing authority for the implementation of such procedure shall be the Senior United States District Judge for the Northern District of Texas, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If the Senior United States District Judge for the Northern District of Texas refuses or fails to act as the appointing authority within ninety (90) days after being requested to do so, then the appointing authority shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

               (b) Proceedings. Unless otherwise expressly agreed in writing by
                   -----------
          the parties to the arbitration proceedings:

                   (i) The arbitration proceedings shall be held in Dallas,
               Texas, at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within thirty
               (30) days of the appointment of the last arbitrator, then at a site chosen by the arbitrators;

                   (ii) The arbitrators shall be and remain at all times wholly independent and impartial;

                   (iii) The arbitration proceedings shall be conducted in
               accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

                   (iv) Any procedural issues not determined under the arbitral rules selected pursuant to item (iii) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

                   (v) The costs of the arbitration proceedings (including
               attorneys' fees and costs) shall be borne in the manner determined by the arbitrators;

                   (vi) The decision of the arbitrators shall be reduced to
               writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrators; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;

                   (vii) The award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at 6% per annum; and

                   (viii) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

          4.11  Survival.  The covenants and agreements of the parties set forth
                --------
in Article 2 (Non-Competition and Confidentiality), Article 3 (Indemnification)
              -----------------------------------              ---------------
and Article 4 (Miscellaneous) are of a continuing nature and shall survive the
               -------------
expiration, termination or cancellation of this Agreement, regardless of the reason therefor.

          4.12  Subrogation.  In the event of payment under this Agreement,
                -----------
Employer and Parent shall be subrogated to the extent of such payment to all of the rights of recovery of the Executive, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Employer or Parent effectively to bring suit to enforce such rights.

          4.13  No Duplication of Payments.  Employer and Parent shall not be
                --------------------------
liable under this Agreement to make any payment in connection with any claim made against the Executive to the extent the Executive has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

          4.14  Binding Effect, Etc.  This Agreement shall be binding upon and
                --------------------
inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of Employer, Parent, spouses, heirs, and personal and legal representatives. Employer and Parent shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of their business or assets, by written agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Employer or Parent would be required to perform if no such succession had taken place. The indemnity provisions of this Agreement shall continue in effect regardless of whether the Executive continues to serve as an employee of Employer.

          4.15  Contribution.  If the indemnity contained in this Agreement is
                ------------
unavailable or insufficient to hold the Executive harmless in a Claim for an Indemnifiable Event, then separate from and in addition to the indemnity provided elsewhere herein, Parent shall contribute to Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the Executive in connection with such Claim in such proportion as appropriately reflects the relative benefits received by, and fault of, Parent on the one hand and the Executive on the other in the acts, transactions or matters to which the Claim relates and other equitable considerations.

          4.16  Parent Guaranty.  Parent guarantees the payment and performance
                ---------------
of all obligations of Employer under this Agreement and agrees it will pay or perform those obligations if for any reason Employer fails to do so. This guarantee is absolute, continuing, irrevocable and not conditional or contingent. Any notice given hereunder to either Employer or Parent will be deemed to be notice to Parent for purposes of this guaranty.

                                * * * * * * * *

          IN WITNESS WHEREOF, Employer and Parent have caused this Agreement to be executed by their officer/general partner thereunto duly authorized, and Executive has signed this Agreement, all as of the day and year first above written.

                                CELLSTAR CORPORATION


                                By:      /s/ ALAN H. GOLDFIELD
                                    ---------------------------------------
                                    Name:    Alan H. Goldfield
                                          ---------------------------------
                                    Title:   Chairman & CEO
                                           --------------------------------



                                CELLSTAR, LTD.

                                By National Auto Center, Inc.,
                                   its General Partner


                                By:      /s/ ALAN H. GOLDFIELD
                                    ---------------------------------------
                                    Name:    Alan H. Goldfield
                                          ---------------------------------
                                    Title:   Chairman & CEO
                                           --------------------------------

                                /s/ R. M. GOZIA
                                -------------------------------------------
                                Richard M. Gozia

                             INDEX OF DEFINED TERMS
                             ----------------------

TERM                                                            SECTION
- ----                                                            -------

Affiliate                                                       1.5(e)
Agreement                                                       Preamble
Annual Incentive Payment                                        1.4(b)
Base Salary                                                     1.4(a)
Beneficial Ownership                                            1.5(e)
Cause                                                           1.5(b)
Change in Control                                               1.5(e)
Claim                                                           3.1(d)
Company Breach                                                  1.5(d)
Competing Business                                              2.1(d)
Confidential Information                                        2.2(a)
Continuing Directors                                            1.5(e)
Date of Termination                                             1.5(h)
Disability                                                      1.5(a)
Disinterested Directors                                         3.1(i)
Effective Date                                                  1.3
Employer                                                        Preamble
Executive                                                       Preamble
Executive Claims                                                4.4
Exchange Act                                                    1.5(e)
Expense Advance                                                 3.1(a)
Expenses                                                        3.1(f)
Explanation of Termination of Employment                        1.5(g)
Indemnifiable Event                                             3.1(e)
Independent Counsel                                             3.1(h)
Notice of Termination                                           1.5(g)
Initial Option                                                  1.4(c)
Parent                                                          Preamble
Potential Change in Control                                     3.3(b)
Reviewing Party                                                 3.1(g)
Term                                                            1.3
Trust                                                           3.3(a)
Without Cause                                                   1.5(c)

Without Good Reason                                             1.5(f)
1993 Plan                                                       1.4(c)

                                   EXHIBIT A

                             List of Service Areas
                             ---------------------

Accounting
Finance
Treasury
Banking Relations
Management Information Systems
Investor Relations
Budgeting
Credit
Human Resources (effective upon the sale or other discontinuance of Parent's
                 Sam's Club Operations)

                                   Exhibit B

                      NONQUALIFIED STOCK OPTION AGREEMENT
                      -----------------------------------

                              CELLSTAR CORPORATION
                              --------------------


          This Stock Option Agreement (this "Agreement") is entered into by and between CellStar Corporation, a Delaware corporation (the "Company"), and Richard M. Gozia (the "Optionee"). The Company and the Optionee agree as follows:

          1.  Grant of Option.  Pursuant to a duly adopted resolution of the
              ---------------
Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company, the Company grants to the Optionee an option (the "Stock Option") to purchase from the Company a total of 50,000 shares (the "Optioned Shares") of Common Stock of the Company at $______ per share (being the fair market value per share of the Common Stock on this date of grant), in the amounts, during the periods, and upon the terms and conditions set forth herein. The date of grant of this Stock Option is May 24, 1996 (the "Date of Grant"). This Stock Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2.  Interpretation.  To the extent permitted by applicable law, this
              --------------
Stock Option shall be interpreted by reference to the Company's 1993 Amended and Restated Long-Term Incentive Plan (the "1993 Plan"), the terms and conditions of which are incorporated herein by reference; however, unless specifically permitted by the Committee, the terms of the 1993 Plan shall not be considered an enlargement of any benefits under this Agreement. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE 1993 PLAN. This Stock Option is subject to any rules promulgated pursuant to the 1993 Plan by the Board or the Committee and communicated to the Optionee in writing. Notwithstanding the foregoing, the parties acknowledge that this Stock Option has not been granted under the 1993 Plan.

          3.  Vesting; Time of Exercise.  Except as specifically provided in
              -------------------------
this Agreement and subject to certain restrictions and conditions set forth in the 1993 Plan, this Stock Option may be exercised, in whole or in part, in accordance with the following schedule:

Percentage
Exercisable                     Period
- -----------                     ------
      0%       Immediately
     25%       On and after the first anniversary of the Date of Grant
     50%       On and after the second anniversary of the Date of Grant
     75%       On and after the third anniversary of the Date of Grant
    100%       On and after the fourth anniversary of the Date of Grant

     Notwithstanding the above vesting schedule, in the event that the
     ------------------------------------------
Optionee's employment is terminated Without Cause or for Company Breachor as a result of a Change in Control, this Stock Option shall become immediately exercisable with respect to 100% of the Optioned Shares. The phrases "Without Cause" and "Company Breach" and "Change in Control" shall have the meanings assigned to them in the Optionee's Employment Agreement with the Company dated as of even date herewith (the "Employment Agreement").

     The unexercised portion of this Stock Option from one annual period may be carried over to a subsequent annual period or periods, and the right of the Optionee to exercise the Stock Option as to such unexercised portion shall continue for the entire term. In no event may the Stock Option be exercised in whole or in part, however, after the expiration of the term set forth in Section 4 below.

     4.  Term; Forfeiture.  This Stock Option, and all unexercised Optioned
         ----------------
Shares granted to the Optionee hereunder, will terminate and be forfeited at the first of the following to occur:

          (a)  5 p.m. on May 23, 2006;

          (b) 5 p.m. on the date which is twelve (12) months following the Optionee's Termination of Service due to death or Disability (as defined in the Employment Agreement);

          (c) 5 p.m. on the date which is three (3) months following the Optionee's Termination of Service due to Retirement; or

          (d) 5 p.m. on the 30th day after the day of any other Termination of Service.

     In the event of the Optionee's Termination of Service under subsections
(b),(c) or (d) above, the Stock Option will be exercisable, for the periods indicated, only to the extent that it has vested (pursuant to Section 3 above) as of the date of Termination of Service.

     5.  Who May Exercise.  Subject to the terms and conditions set forth in
         ----------------
Sections 3 and 4 above and the following sentence, during the lifetime of the Optionee, unless transferred pursuant to a qualified domestic relations order (see Section 8, below), this Stock Option may be exercised only by the Optionee. In the event of the Optionee's Termination of Service as a result of death or Disability prior to the termination date specified in Section 4(a) hereof, the following persons may exercise this Stock Option (to the extent it is exercisable on the date of Termination of Service) on behalf of the Optionee at any time prior to the earlier of the dates specified in Sections 4(a) or (b) hereof: (i) if the Optionee is disabled, the legal representative of the Optionee; or (ii) if the Optionee dies, the personal representative of his estate, or the person who acquires the right to exercise this Stock Option by bequest or inheritance or by reason of the death of the Optionee; provided that this Stock Option shall remain subject to the other terms of this Agreement, the 1993 Plan, and applicable laws, rules, and regulations.

     6.  Restrictions.  This Stock Option may be exercised only with respect to
         ------------
full shares, and no fractional share of stock shall be issued.

     7.  Manner of Exercise.  Subject to such administrative regulations as the
         ------------------
Board or the Committee may from time to time adopt, this Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "Exercise Date"), which shall be at least three (3) days after giving such notice, unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Optionee shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, certified check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock), valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of payment that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of the Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted.

     Upon payment of all amounts due from the Optionee, the Company shall cause certificates for the Optioned Shares then being purchased to be delivered to the Optionee (or the person exercising the Optionee's Stock Option in the event of his death) at its principal business office within ten (10) business days after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     If the Optionee fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, then the Optionee's right to purchase such Optioned Shares may be terminated by the Company.

     8.  Non-Assignability.  This Stock Option is not assignable or transferable
         -----------------
by the Optionee except (i) by will or by the laws of descent and distribution or
(ii) pursuant to the terms of a qualified domestic relations order (as defined in Section 411(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Act of 1974, as amended).

     9.  Rights as Stockholder.  The Optionee will have no rights as a
         ---------------------
stockholder with respect to any shares covered by this Stock Option until the issuance of a certificate or certificates to the Optionee for the shares.
Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

     10.  Adjustment of Number of Shares and Related Matters.  The number of
          --------------------------------------------------
shares of Common Stock covered by this Stock Option, and the Option Price thereof, shall be subject to adjustment in accordance with Article 13 of the
                                                           ----------
1993 Plan.

     11.  Optionee's Representations.  Notwithstanding any of the provisions
          --------------------------
hereof, the Optionee hereby agrees that he will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Optionee hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding, and conclusive. The obligations of the Company and the rights of the Optionee are subject to all applicable laws, rules, and regulations.

     12.     Investment Representation.  Unless the Common Stock is issued to
             -------------------------
him in a transaction registered under applicable federal and state securities laws, by his execution hereof, the Optionee represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Optionee for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend. The Company agrees to register the issuance of Common Stock to the Optionee pursuant to this Stock Option as soon as is practicable, but in no event later than the first anniversary of the Date of Grant.

     13.  Optionee's Acknowledgments.  The Optionee acknowledges receipt of a
          ---------------------------
copy of the 1993 Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board and/or the Committee upon any questions arising under this Agreement.

     14.  Law Governing.  This Agreement shall be governed by, construed, and
          -------------
enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

     15.  No Right to Continue Employment.  Nothing herein shall be construed to
          -------------------------------
confer upon the Optionee the right to continue in the employment of the Company or any Subsidiary or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Optionee at any time (subject to any contract rights of the Participant).

     16.  Legal Construction.  In the event that any one or more of the terms,
          -------------------
provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

     17.  Covenants and Agreements as Independent Agreements. Each of the
          --------------------------------------------------
covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Optionee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

     18.  Entire Agreement.  This Agreement supersedes any and all other prior
          ----------------
understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and that any agreement, statement or promise that is not contained in this Agreement shall not be valid or binding or of any force or effect.

     19.  Parties Bound.  The terms, provisions, representations, warranties,
          -------------
covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

     20.  Modification.  No change or modification of this Agreement shall be
          ------------
valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the 1993 Plan to the extent permitted in the 1993 Plan.

     21.  Headings.  The headings that are used in this Agreement are used for
          --------
reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

     22.  Gender and Number.  Words of any gender used in this Agreement shall
          -----------------
be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     23.  Notice.  Any notice required or permitted to be delivered hereunder
          ------
shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

               (A) Notice to the Company shall be addressed and delivered as follows:

                    CELLSTAR CORPORATION
                    1730 BRIERCROFT COURT
                    CARROLLTON, TEXAS 75006
                    ATTENTION:  GENERAL COUNSEL

               (B) Notice to the Optionee shall be addressed and delivered as follows:

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the ______ day of _________, 1996.


                                        CELLSTAR CORPORATION



                                        By: _________________________________

                                        Title: ______________________________


                                        OPTIONEE:



                                        _____________________________________
                                        Richard M. Gozia